EX-99.770(2)

                                   FORM 10f-3

                               THE BLACKROCK FUNDS

                         RECORD OF SECURITIES PURCHASED
                     UNDER THE TRUST'S RULE 10f-3 PROCEDURES

1. Name of Purchasing Portfolio: BlackRock MuniYield Fund, Inc. (MYD), BlackRock MuniHoldings Fund, Inc. (MHD), BlackRock MuniHoldings Fund II, Inc. (MUH), BlackRock Long-Term Municipal Advantage Trust (BTA), BlackRock Municipal Income Trust II (BLE), BlackRock Municipal Income Trust (BFK), BlackRock Municipal Bond Trust (BBK), BlackRock Investment Quality Municipal Trust (BKN), BlackRock Strategic Municipal Trust (BSD), BlackRock California Insured Municipal Bond Fund (BR-CAINS), BlackRock MuniHoldings California Insured Fund, Inc. (MUC), BlackRock MuniYield California Insured Fund, Inc. (MCA2), BlackRock California Insured Municipal Income Trust
     (BCK), BlackRock MuniYield New Jersey Fund, Inc. (MYJ), BlackRock New Jersey Municipal Bond Fund (BR-NJMUNI), The BlackRock NJ Investment Quality Municipal Trust (RNJ), BlackRock New Jersey Municipal Income Trust (BNJ), BlackRock Virginia Municipal Bond Trust (BHV), BlackRock Delaware Municipal Bond Portfolio (BR-DE), Separate Accounts, P.I.

2.   Issuer: Puerto Rico Electric Power Authority

3.   Date of Purchase: 4/20/2007

4.   Underwriter from whom purchased: J.P. Morgan

5. Name of Affiliated Underwriter (as defined in the Trust's procedures) managing or participating in syndicate:
     Merrill Lynch

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6.   Aggregate principal amount of purchased (out of total offering):

     $96,025,000 out of $1,943,565,000.

7. Aggregate principal amount purchased by funds advised by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion (out of the total offering):

     $132,370,000 out of $1,943,565,000.

8. Purchase price (net of fees and expenses): 107.456 in 2014, 107.983 of 5.00 in 2015, 101.037 of 4.00 in 2015, 108.560 in 2016, 107.068 IN 2017, 106.726
     IN 2018, 109.550 in 2019, 106.130 IN 2020, 108.017 in 2020, 105.876 IN
     2021, 107.757 in 2021, 105.707 IN 2022, 107.498 in 2022, 105.454 IN 2023,
     107.326 in 2023, 107.154 in 2024, 104.867 in 2032, and 100 in 2029.

9.   Date offering commenced: 4/18/2007

10.  Offering price at end of first day on which any sales were made:

11.  Have the following conditions been satisfied:                   YES    NO
                                                                     ---    --

     a.   The securities are part of an issue registered under
          the Securities Act of 1933, as amended, which is being
          offered to the public, OR are Eligible Municipal
          Securities, OR are securities sold in an Eligible
          Foreign Offering OR are securities sold in an Eligible
          Rule 144A Offering OR part of an issue of government
          securities.                                                _X_    ___

     b. The securities were purchased prior to the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by laws to be granted to existing security holders of the

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          Issuer) OR, if a rights offering, the securities were
          purchased on or before the fourth day preceding the day
          on which the rights offering terminated.                   _X_    ___

     c.   The underwriting was a firm commitment underwriting.       _X_    ___

     d.   The commission, spread or profit was reasonable and
          fair in relation to that being received by others for
          underwriting similar securities during the same period.    _X_    ___

     e.   In respect of any securities other than Eligible
          Municipal Securities, the issuer of such securities has
          been in continuous operation for not less than three
          years (including the operations of predecessors).          _X_    ___

     f.   Has the affiliated underwriter confirmed that it will
          not receive any direct or indirect benefit as a result
          of BlackRock's participation in the offering?              _X_    ___









 Received from:  Janine Bianchino                           Date:   5/3/07
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